Exhibit 99.(b)(10)(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

Direct Line: (202) 383-0118

Internet:  thomas.bisset@sutherland.com

April 27, 2012

VIA EDGAR

COUNTRY Investors Life Assurance Company

1701 N. Towanda Avenue

Bloomington, IL  61702-2000

Re:	COUNTRY Investors Variable Annuity Account
(File No. 333-104424)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 16 to the Registration Statement on Form N-4 for COUNTRY Investors Variable Annuity Account (File No. 333-104424).  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ Thomas E. Bisset
By:	Thomas E. Bisset